As filed with the Securities and
Exchange Commission on April 22, 2008                Registration No. 333-145344
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                     AMENDMENT NO. 1 TO FORM S-3 ON FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------
                            TALON INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                       5130                         95-4654481
(State or jurisdiction          (Primary Standard               (I.R.S Employer
   of incorporation          Industrial Classification           Identification
   or organization)               Code Number)                      Number)

                          21900 BURBANK BLVD. SUITE 270
                        WOODLAND HILLS, CALIFORNIA 91367
                                 (818) 444-4100
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                   LONNIE D. SCHNELL, CHIEF EXECUTIVE OFFICER
                            TALON INTERNATIONAL, INC.
                         21900 BURBANK BLVD., SUITE 270
                        WOODLAND HILLS, CALIFORNIA 91367
                                 (818) 444-4100
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                               JOHN MCILVERY, ESQ.
                         STUBBS ALDERTON & MARKILES, LLP
                       15260 VENTURA BOULEVARD, 20TH FLOOR
                         SHERMAN OAKS, CALIFORNIA 91403
                                 (818) 444-4500
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer  [_]                      Accelerated Filer          [_]

Non-Accelerated Filer    [_]                      Smaller Reporting Company  [X]
(Do not check if a smaller reporting company)


                         CALCULATION OF REGISTRATION FEE
============================================= ================= ================= ==================== =============
            TITLE OF EACH CLASS                                 PROPOSED MAXIMUM       PROPOSED          AMOUNT OF
               OF SECURITIES                    AMOUNT TO BE     OFFERING PRICE    MAXIMUM AGGREGATE    REGISTRATION
              TO BE REGISTERED                 REGISTERED (1)     PER UNIT (2)    OFFERING PRICE (2)      FEE (3)
--------------------------------------------- ----------------- ----------------- -------------------- -------------
Common Stock, par value $.001 per share....      1,750,000           $0.34             $595,000           $24.00
--------------------------------------------- ----------------- ----------------- -------------------- -------------

(1) In the event of a stock split, stock dividend, or other similar transaction involving the Registrant's common stock, in order to prevent dilution, the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the OTC Bulletin Board on April 16, 2008.

(3) A registration fee of $101.13 was previously paid by the Registrant with respect to 3,600,000 shares of common stock included with the prior filing of the Registration Statement filed August 10, 2007.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                   Subject to Completion, Dated April 22, 2008

                            TALON INTERNATIONAL, INC.

                                1,750,000 SHARES
                                  COMMON STOCK

         This prospectus relates to the offer and sale from time to time of up to 1,750,000 shares of our common stock that are held by the shareholder named in the "Selling Shareholder" section of this prospectus. The prices at which the selling shareholder may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares. We will bear all expenses of registration incurred in connection with this offering. The selling shareholder will bear all selling and other expenses.

         Our common stock is quoted on the OTC Bulletin Board under the symbol "TALN." On April 17, 2008, the last reported sales price of the common stock on the OTC Bulletin Board was $0.37 per share.

         FOR A DISCUSSION OF IMPORTANT FACTORS THAT YOU SHOULD CONSIDER BEFORE PURCHASING THE SHARES OF COMMON STOCK, SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

               The date of this prospectus is ______________, 2008

                                TABLE OF CONTENTS

                                                                         PAGE
                                                                       --------
Prospectus Summary ...................................................        3
Risk Factors .........................................................        4
Forward-looking Statements ...........................................       10
Use of Proceeds ......................................................       10
Selling Shareholder ..................................................       10
Plan of Distribution .................................................       13
Description of Securities ............................................       14
Interests of Named Experts and Counsel ...............................       15
Limitation on Liability and
  Disclosure of Commission Position
  on Indemnification for Securities
  Act Liabilities ....................................................       15
Where You Can Find
  More Information ...................................................       15
Incorporation by Reference ...........................................       16


         You should rely only on the information contained in this prospectus or any supplement. We have not authorized anyone to provide information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION CONTAINED IN GREATER DETAIL ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION, INCLUDING "RISK FACTORS" AND THE CONSOLIDATED FINANCIAL STATEMENTS AND THE RELATED NOTES. REFERENCES IN THIS PROSPECTUS TO "TALON INTERNATIONAL", "WE,"
"OUR" AND "US" REFER TO TALON INTERNATIONAL, INC. AND OUR CONSOLIDATED SUBSIDIARIES.

TALON INTERNATIONAL, INC.

         Talon International, Inc. specializes in the manufacturing and distribution of a full range of apparel accessories including zippers and trim items to manufacturers of fashion apparel, specialty retailers and mass merchandisers. We manufacture and distribute zippers under our TALON(R) brand name to manufacturers for apparel brands and retailers such as Levi Strauss & Co., Abercrombie & Fitch, Wal-Mart, Kohl's, The Gap and JC Penney, among others. We also provide full service outsourced trim design, sourcing and management services and supply specified trim items for manufacturers of fashion apparel such as Abercrombie & Fitch, Victoria's Secret, American Eagle, Motherhood, Express, Polo Ralph Lauren and others. Under our TEKFIT(R) brand, we develop and sell apparel components that utilize a patented technology, including a stretch waistband.

         We were incorporated in the State of Delaware in 1997. We were formed to serve as the parent holding company of Tag-It, Inc., a California corporation, Tag-It Printing & Packaging Ltd., which changed its name in 1999 to Tag-It Pacific (HK) LTD, a BVI corporation, Tagit de Mexico, S.A. de C.V., A.G.S. Stationery, Inc., a California corporation, and Pacific Trim & Belt, Inc., a California corporation. All of these companies were consolidated under a parent limited liability company in October 1997. These companies became our wholly owned subsidiaries immediately prior to the effective date of our initial public offering in January 1998. In 2000, we formed two wholly owned subsidiaries of Tag-It Pacific, Inc: Tag-It Pacific Limited, a Hong Kong corporation, and Talon International, Inc., a Delaware corporation. During 2006 we formed two wholly owned subsidiaries of Talon International, Inc. (formerly Tag-It Pacific, Inc.): Talon Zipper (Shenzhen) Company Ltd. in China, and Talon International Pvt. Ltd., in India. On July 20, 2007 we changed our corporate name from Tag-It Pacific, Inc. to Talon International, Inc. The address of our principal executive office is 21900 Burbank Blvd., Suite 270, Woodland Hills, CA 91367 and our telephone number is (818) 444-4100. Our website address is www.talonzippers.com. The information that can be accessed through viewing our website is not part of this prospectus.

ABOUT THE OFFERING

         This prospectus may be used only in connection with the resale by the selling shareholder of up to 1,750,000 shares of our common stock. We will not receive any of the proceeds from the sale of shares of our common stock offered by the selling shareholder pursuant to this prospectus. On April 11, 2008, we had 20,291,433 shares of our common stock outstanding.

                                  RISK FACTORS

         Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

         OUR GROWTH AND OPERATING RESULTS COULD BE MATERIALLY, ADVERSELY AFFECTED IF WE ARE UNSUCCESSFUL IN RESOLVING A DISPUTE THAT NOW EXISTS REGARDING OUR RIGHTS UNDER OUR EXCLUSIVE LICENSE AND INTELLECTUAL PROPERTY AGREEMENT WITH PRO-FIT. Pursuant to our agreement with Pro-Fit Holdings, Limited, we have exclusive rights in certain geographic areas to Pro-Fit's stretch and rigid waistband technology. We are in litigation with Pro-Fit regarding our rights. In the past, we had derived a significant amount of revenues from the sale of products incorporating the stretch waistband technology. Our business, results of operations and financial condition could be materially adversely affected if we are unable to reach a settlement in a manner acceptable to us and ensuing litigation is not resolved in a manner favorable to us. Additionally, we have incurred significant legal fees in this litigation, and unless the case is settled, we will continue to incur additional legal fees in increasing amounts as the case accelerates to trial.

         IF WE LOSE OUR LARGER CUSTOMERS OR THEY FAIL TO PURCHASE AT ANTICIPATED LEVELS, OUR SALES AND OPERATING RESULTS WILL BE ADVERSELY AFFECTED. Our results of operations will depend to a significant extent upon the commercial success of our larger customers. If these customers fail to purchase our products at anticipated levels, or our relationship with these customers terminates, it may have an adverse affect on our results because:

         o We will lose a primary source of revenue if these customers choose not to purchase our products or services;

         o We may not be able to reduce fixed costs incurred in developing the relationship with these customers in a timely manner;

         o        We may not be able to recoup setup and inventory costs;

         o We may be left holding inventory that cannot be sold to other customers; and

         o        We may not be able to collect our receivables from them.

         IF CUSTOMERS DEFAULT ON INVENTORY PURCHASE COMMITMENTS WITH US, WE WILL BE LEFT HOLDING NON-SALABLE INVENTORY. We hold significant inventories for specific customer programs, which the customers have committed to purchase. If any customer defaults on these commitments, or insists on markdowns, we may incur a charge in connection with our holding significant amounts of non-salable inventory and this would have a negative impact on our operations and cash flow.

         OUR REVENUES MAY BE HARMED IF GENERAL ECONOMIC CONDITIONS WORSEN. Our revenues depend on the health of the economy and the growth of our customers and potential future customers. When economic conditions weaken, certain apparel manufacturers and retailers, including some of our customers may experience financial difficulties that increase the risk of extending credit to such customers. Customers adversely affected by economic conditions have also attempted to improve their own operating efficiencies by concentrating their purchasing power among a narrowing group of vendors. There can be no assurance that we will remain a preferred vendor to our existing customers. A decrease in business from or loss of a major customer could have a material adverse effect on our results of operations. Further, if the economic conditions in the United States worsen or if a wider or global economic slowdown occurs, we may experience a material adverse impact on our business, operating results, and financial condition.

         BECAUSE WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS, WE MAY NOT BE ABLE TO ALWAYS OBTAIN MATERIALS WHEN WE NEED THEM AND WE MAY LOSE SALES AND CUSTOMERS. Lead times for materials we order can vary significantly and depend on many factors, including the specific supplier, the contract terms and the demand for particular materials at a given time. From time to time, we may experience fluctuations in the prices, and disruptions in the supply, of materials. Shortages or disruptions in the supply of materials, or our inability to procure materials from alternate sources at acceptable prices in a timely manner, could lead us to miss deadlines for orders and lose sales and customers.

         WE OPERATE IN AN INDUSTRY THAT IS SUBJECT TO SIGNIFICANT FLUCTUATIONS IN OPERATING RESULTS THAT MAY RESULT IN UNEXPECTED REDUCTIONS IN REVENUE AND STOCK PRICE VOLATILITY. We operate in an industry that is subject to significant fluctuations in operating results from quarter to quarter, which may lead to unexpected reductions in revenues and stock price volatility. Factors that may influence our quarterly operating results include:

         o The volume and timing of customer orders received during the quarter;

         o        The timing and magnitude of customers' marketing campaigns;

         o        The loss or addition of a major customer;

         o        The availability and pricing of materials for our products;

         o        The  increased   expenses  incurred  in  connection  with  the
                  introduction of new products;

         o        Currency fluctuations;

         o        Delays caused by third parties; and

         o Changes in our product mix or in the relative contribution to sales of our subsidiaries.

         Due to these factors, it is possible that in some quarters our operating results may be below our stockholders' expectations and those of public market analysts. If this occurs, the price of our common stock could be adversely affected. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. In October 2005, a securities class action lawsuit was filed against us.

         THE OUTCOME OF LITIGATION IN WHICH WE HAVE BEEN NAMED AS A DEFENDANT IS UNPREDICTABLE AND AN ADVERSE DECISION IN ANY SUCH MATTER COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL POSITION AND RESULTS OF OPERATIONS. We are defendants in a number of litigation matters. These claims may divert financial and management resources that would otherwise be used to benefit our operations. Although we believe that we have meritorious defenses to the claims made in each and all of the litigation matters to which we have been named a party, and intend to contest each lawsuit vigorously, no assurances can be given that the results of these matters will be favorable to us. An adverse resolution of any of these lawsuits could have a material adverse effect on our financial position and results of operations.

         We maintain product liability and director and officer insurance that we regard as reasonably adequate to protect us from potential claims; however we cannot assure you that it will be adequate to cover any losses. Further, the costs of insurance have increased dramatically in recent years, and the availability of coverage has decreased. As a result, we cannot assure you that we will be able to maintain our current levels of insurance at a reasonable cost, or at all.

         IF WE ARE UNABLE TO SATISFY THE FINANCIAL COVENANTS IN OUR DEBT AGREEMENTS IN FUTURE PERIODS, THE LENDER COULD DECLARE THE DEBT OBLIGATIONS IN DEFAULT, WHICH WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR LIQUIDITY, BUSINESS AND OPERATIONS. Our revolving credit and term loan agreement requires certain covenants, including a minimum level of EBITDA beginning with the period ending June 30, 2008. In the event that we fail to satisfy the minimum EBITDA requirement for three consecutive quarters, the credit agreement will be in default and the full amount of our outstanding obligations will become due. In anticipation of us not being able to meet the required covenants due to various reasons, we either negotiate for changes in the relative covenants or an advance waiver or would have to reclassify the relevant debt as current. However, our expectations of future operating results and continued compliance with other debt covenants cannot be assured and our lender's actions are not controllable by us. If we are in default under the loan agreement, all amounts due under the loan agreement can be declared immediately due and payable and, unless we are able to secure alternative financing to repay the lender in full, the lender would have the right to exercise its remedies including enforcement of its lien on substantially all of our assets. Further, if the debt is placed in default, we would be required to reduce our expenses, including by curtailing operations, and to raise capital through the sale of assets, issuance of equity or otherwise, any of which could have a material adverse effect on our financial condition and results of operations.

         OUR CUSTOMERS HAVE CYCLICAL BUYING PATTERNS WHICH MAY CAUSE US TO HAVE PERIODS OF LOW SALES VOLUME. Most of our customers are in the apparel industry. The apparel industry historically has been subject to substantial cyclical variations. Our business has experienced, and we expect our business to continue to experience, significant cyclical fluctuations due, in part, to customer buying patterns, which may result in periods of low sales usually in the first and fourth quarters of our financial year.

         OUR BUSINESS MODEL IS DEPENDENT ON INTEGRATION OF INFORMATION SYSTEMS ON A GLOBAL BASIS AND, TO THE EXTENT THAT WE FAIL TO MAINTAIN AND SUPPORT OUR
INFORMATION SYSTEMS, IT CAN RESULT IN LOST REVENUES. We must consolidate and centralize the management of our subsidiaries and significantly expand and improve our financial and operating controls. Additionally, we must effectively integrate the information systems of our worldwide operations with the information systems of our principal offices in California. Our failure to do so could result in lost revenues, delay financial reporting or adverse effects on the information reported.

         THE LOSS OF KEY MANAGEMENT AND SALES PERSONNEL COULD ADVERSELY AFFECT OUR BUSINESS, INCLUDING OUR ABILITY TO OBTAIN AND SECURE ACCOUNTS AND GENERATE SALES. Our success has and will continue to depend to a significant extent upon key management and sales personnel, many of whom would be difficult to replace. The loss of the services of key employees could have a material adverse effect on our business, including our ability to establish and maintain client relationships. Our future success will depend in large part upon our ability to attract and retain personnel with a variety of sales, operating and managerial skills.

         IF WE EXPERIENCE DISRUPTIONS AT ANY OF OUR FOREIGN FACILITIES, WE WILL NOT BE ABLE TO MEET OUR OBLIGATIONS AND MAY LOSE SALES AND CUSTOMERS. Currently, we do not operate duplicate facilities in different geographic areas. Therefore, in the event of a regional disruption where we maintain one or more of our facilities, it is unlikely that we could shift our operations to a different geographic region and we may have to cease or curtail our operations. This may cause us to lose sales and customers. The types of disruptions that may occur include:

         o        Foreign trade disruptions;

         o        Import restrictions;

         o        Labor disruptions;

         o        Embargoes;

         o        Government intervention;

         o        Natural disasters; or

         o        Regional pandemics.

         INTERNET-BASED SYSTEMS THAT WE RELY UPON FOR OUR ORDER TRACKING AND MANAGEMENT SYSTEMS MAY EXPERIENCE DISRUPTIONS AND AS A RESULT WE MAY LOSE REVENUES AND CUSTOMERS. To the extent that we fail to adequately update and maintain the hardware and software implementing our integrated systems, our customers may be delayed or interrupted due to defects in our hardware or our source code. In addition, since our software is Internet-based, interruptions in Internet service generally can negatively impact our ability to use our systems to monitor and manage various aspects of our customer's trim needs. Such defects or interruptions could result in lost revenues and lost customers.

         THERE ARE MANY COMPANIES THAT OFFER SOME OR ALL OF THE PRODUCTS AND SERVICES WE SELL AND IF WE ARE UNABLE TO SUCCESSFULLY COMPETE OUR BUSINESS WILL BE ADVERSELY AFFECTED. We compete in highly competitive and fragmented industries with numerous local and regional companies that provide some or all of the products and services we offer. We compete with national and international design companies, distributors and manufacturers of tags, packaging products, zippers and other trim items. Some of our competitors have greater name recognition, longer operating histories and greater financial and other resources than we do.

         UNAUTHORIZED USE OF OUR PROPRIETARY TECHNOLOGY MAY INCREASE OUR LITIGATION COSTS AND ADVERSELY AFFECT OUR SALES. We rely on trademark, trade secret and copyright laws to protect our designs and other proprietary property worldwide. We cannot be certain that these laws will be sufficient to protect our property. In particular, the laws of some countries in which our products are distributed or may be distributed in the future may not protect our products and intellectual rights to the same extent as the laws of the United States. If litigation is necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, such litigation could result in substantial costs and diversion of resources. This could have a material adverse effect on our operating results and financial condition. Ultimately, we may be unable, for financial or other reasons, to enforce our rights under intellectual property laws, which could result in lost sales.

         IF OUR PRODUCTS INFRINGE ANY OTHER PERSON'S PROPRIETARY RIGHTS, WE MAY BE SUED AND HAVE TO PAY LEGAL EXPENSES AND JUDGMENTS AND REDESIGN OR DISCONTINUE SELLING OUR PRODUCTS. From time to time in our industry, third parties allege infringement of their proprietary rights. Any infringement claims, whether or not meritorious, could result in costly litigation or require us to enter into royalty or licensing agreements as a means of settlement. If we are found to have infringed the proprietary rights of others, we could be required to pay damages, cease sales of the infringing products and redesign the products or discontinue their sale. Any of these outcomes, individually or collectively, could have a material adverse effect on our operating results and financial condition.

         COUNTERFEIT PRODUCTS ARE NOT UNCOMMON IN THE APPAREL INDUSTRY AND OUR CUSTOMERS MAY MAKE CLAIMS AGAINST US FOR PRODUCTS WE HAVE NOT PRODUCED AND WE MAY BE ADVERSELY IMPACTED BY THESE FALSE CLAIMS. Counterfeiting of valuable trade names is commonplace in the apparel industry and while there are industry organizations and federal laws designed to protect the brand owner, these counterfeit products are not always detected and it can be difficult to prove the manufacturing source of these products. Accordingly, we may be adversely affected if counterfeit products damage our relationships with customers, and we incur costs to prove these products are counterfeit, to defend ourselves against false claims, or we may have to pay for false claims.

         OUR STOCK PRICE MAY DECREASE, WHICH COULD ADVERSELY AFFECT OUR BUSINESS AND CAUSE OUR STOCKHOLDERS TO SUFFER SIGNIFICANT LOSSES. The following factors could cause the market price of our common stock to decrease, perhaps substantially:

         o The failure of our quarterly operating results to meet expectations of investors or securities analysts;

         o Adverse developments in the financial markets, the apparel industry and the worldwide or regional economies;

         o        Interest rates;

         o        Changes in accounting principles;

         o        Intellectual property and legal matters;

         o Sales of common stock by existing shareholders or holders of options;

         o        Announcements of key developments by our competitors; and

         o        The   reaction   of  markets   and   securities   analysts  to
                  announcements and developments involving our company.

         IF WE NEED TO SELL OR ISSUE ADDITIONAL SHARES OF COMMON STOCK OR INCUR ADDITIONAL DEBT TO FINANCE FUTURE GROWTH, OUR STOCKHOLDERS' OWNERSHIP COULD BE DILUTED OR OUR EARNINGS COULD BE ADVERSELY IMPACTED. Our business strategy may include expansion through internal growth, by acquiring complementary businesses or by establishing strategic relationships with targeted customers and suppliers. In order to do so or to fund our other activities, we may issue additional equity securities that could dilute our stockholders' value. We may also assume additional debt and incur impairment losses to our intangible assets if we acquire another company.

         WE MAY NOT BE ABLE TO REALIZE THE ANTICIPATED BENEFITS OF ACQUISITIONS. We may consider strategic acquisitions as opportunities arise, subject to the obtaining of any necessary financing. Acquisitions involve numerous risks, including diversion of our management's attention away from our operating activities. We cannot assure you that we will not encounter unanticipated problems or liabilities relating to the integration of an acquired company's operations, nor can we assure you that we will realize the anticipated benefits of any future acquisitions.

         OUR ACTUAL TAX LIABILITIES MAY DIFFER FROM ESTIMATED TAX RESULTING IN UNFAVORABLE ADJUSTMENTS TO OUR FUTURE RESULTS. The amount of income taxes we pay is subject to ongoing audits by federal, state and foreign tax authorities. Our estimate of the potential outcome of uncertain tax issues is subject to our assessment of relevant risks, facts, and circumstances existing at that time. Our future results may include favorable or unfavorable adjustments to our estimated tax liabilities in the period the assessments are made or resolved, which may impact our effective tax rate and our financial results.

         WE HAVE ADOPTED A NUMBER OF ANTI-TAKEOVER MEASURES THAT MAY DEPRESS THE PRICE OF OUR COMMON STOCK. Our stockholders' rights plan, our ability to issue additional shares of preferred stock and some provisions of our certificate of incorporation and bylaws and of Delaware law could make it more difficult for a third party to make an unsolicited takeover attempt of us. These anti-takeover measures may depress the price of our common stock by making it more difficult for third parties to acquire us by offering to purchase shares of our stock at a premium to its market price.

         INSIDERS OWN A SIGNIFICANT PORTION OF OUR COMMON STOCK, WHICH COULD LIMIT OUR STOCKHOLDERS' ABILITY TO INFLUENCE THE OUTCOME OF KEY TRANSACTIONS. As of April 11, 2008, our officers and directors and their affiliates beneficially owned approximately 14.5% of the outstanding shares of our common stock.

The Dyne family, which includes Mark Dyne, Colin Dyne, who are also our directors; Larry Dyne, the estate of Harold Dyne and Jonathan Burstein; beneficially owned approximately 13.3% of the outstanding shares of our common stock at April 11, 2008. Additionally, at April 11, 2008 our lender Bluefin Capital LLC beneficially owned approximately 8.6% of the outstanding shares of our common stock. As a result, our lender, officers and directors and the Dyne family are able to exert considerable influence over the outcome of any matters submitted to a vote of the holders of our common stock, including the election of our Board of Directors. The voting power of these stockholders could also discourage others from seeking to acquire control of us through the purchase of our common stock, which might depress the price of our common stock.

         WE MAY FACE INTERRUPTION OF PRODUCTION AND SERVICES DUE TO INCREASED SECURITY MEASURES IN RESPONSE TO TERRORISM. Our business depends on the free flow of products and services through the channels of commerce. In response to terrorists' activities and threats aimed at the United States, transportation, mail, financial and other services may be slowed or stopped altogether. Extensive delays or stoppages in transportation, mail, financial or other services could have a material adverse effect on our business, results of operations and financial condition. Furthermore, we may experience an increase in operating costs, such as costs for transportation, insurance and security as a result of the activities and potential delays. We may also experience delays in receiving payments from payers that have been affected by the terrorist activities. The United States economy in general may be adversely affected by the terrorist activities and any economic downturn could adversely impact our results of operations, impair our ability to raise capital or otherwise adversely affect our ability to grow our business.

         IF WE ARE UNABLE TO REDEPLOY OUR MANUFACTURING ASSETS TO SOUTHEAST ASIA OUR MANUFACTURING ASSETS VALUE WOULD BE ADVERSELY AFFECTED. Central to our operating strategy was to restructure the business model from a fully integrated manufacturing operation targeted at the South American marketplace to a supply-chain model employing strategically located contract manufacturers throughout Southeast Asia. The re-deployment of our manufacturing assets could require multiple facilities in various geographical locations strategically located in close proximity to our more significant and important customers throughout Southeast Asia. If we cannot achieve its plan to redeploy the assets, the carrying value of our assets would be adversely affected and could result in significant reductions in the carrying value of the assets and have an adverse effect on our results of operations.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Exchange Act of 1934, both as amended. These forward-looking statements are subject to various risks and uncertainties. The forward-looking statements include, without limitation, statements regarding our future business plans and strategies and our future financial position or results of operations, as well as other statements that are not historical. You can find many of these statements by looking for words like "will", "may", "believes", "expects", "anticipates", "plans" and "estimates" and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause the actual results to differ materially from those expressed or implied. These include, but are not limited to, economic conditions, resolution of pending litigation, our ability to satisfy financial covenants in our credit agreements, competitive pressures and pricing, and our ability to manage growth. Any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected in this prospectus, for the reasons, among others, described in the Risk Factors section beginning on page 4. You should read the Risk Factors section carefully, and should not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to release publicly any updated information about forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of shares to be offered by the selling shareholder. The proceeds from the sale of the selling shareholder's common stock will belong to the selling shareholder.

                               SELLING SHAREHOLDER

         On June 27, 2007, we entered into a Revolving Credit and Term Loan Agreement (the "Loan Agreement") with Bluefin Capital, LLC. Pursuant to the Loan Agreement, Bluefin Capital provided us with a $5.0 million revolving credit facility and a $9.5 million term loan. At closing, $9.5 million of the proceeds were deposited in escrow and $3.0 million were reserved under the revolving credit facility for the purpose of fully paying obligations under our existing convertible debentures maturing in November 2007. During July 2007, waivers were obtained from all holders of the convertible debentures allowing for early payment of their notes without penalty, and as of July 31, 2007, all of the note holders had been paid in full. All loans made under the Loan Agreement become due and payable on June 30, 2010. Interest on the $9.5 million term loan is payable quarterly and accrues at an annual rate of 8.5%. The amount we may borrow under the revolving credit facility is determined by a percentage of eligible accounts receivable and inventory, up to a maximum of $5.0 million. Interest under this revolving credit facility is payable monthly, with the interest rate equal to the prime rate plus 2%. Our domestic and foreign operating subsidiaries executed a Guaranty Agreement with the lender providing for a guaranty of all obligations under the Loan Agreement. As collateral for the loans, we and our operating subsidiaries granted the lender a security interest in all of our assets pursuant to a Collateral Agreement and other collateral documents. The Loan Agreement contains customary negative and affirmative covenants, including limitations on additional indebtedness. The Loan Agreement includes customary default provisions, and all outstanding obligations may become immediately due and payable in the event of a default or a change of control.

         In connection with the financing arrangements made available under the Loan Agreement, we issued to Bluefin Capital 1,500,000 shares of our common stock for an aggregate purchase price of

$1,500 and warrants to purchase a total of 2,100,000 shares of our common stock. The warrants were immediately exercisable and had a term of 5 years. The warrants initially had an exercise price of $0.95 per share with respect to 700,000 shares, $1.05 per share with respect to 700,000 shares, and $1.14 per share with respect to 700,000 shares. These exercise prices were modified and the warrants were subsequently redeemed, as discussed below.

         On  November  19,  2007,  we entered  into an  Amendment  No. 2 to Loan
Agreement with Bluefin Capital (the "Amendment"), which amends the Loan Agreement. The Amendment modifies the Loan Agreement to, among other amendments,
(a) extend until June 30, 2008 (with a further extension to March 31, 2009 if we complete a qualified financing transaction) the date on which we are first required to comply with the "EBITDA" covenant in the Loan Agreement; (b) provide additional time to meet other non-financial covenants; and (c) provide that if we complete a qualified equity financing prior to June 30, 2008, Bluefin Capital will accept 25% of the net proceeds of the equity offering as a prepayment under the Loan Agreement, in lieu of a prepayment of 50% of such proceeds as originally required in the Loan Agreement. In consideration for the modifications set forth in the amendment, we issued Bluefin Capital an additional 250,000 shares of common stock and reduced the exercise price of the warrants to purchase 2,100,000 shares of the Company's common stock issued on June 27, 2007 in connection with the execution of the Loan Agreement from a weighted average exercise price of $1.05 per share to $0.75 per share. The exercise price remained subject to adjustment for certain dilutive issuances pursuant to the terms of the warrants. In addition, if we complete a qualified equity financing, we agreed to issue Bluefin Capital an additional 500,000 shares of common stock and to further reduce the exercise price of the warrants to the price of warrants issued in the financing, if lower.

         As of March 31, 2008, we entered into a further amendment to the Loan Agreement with Bluefin Capital, LLC. This amendment modified the Loan Agreement to, among other things, increase the percentage of eligible accounts receivable and inventory that we may borrow against under the revolving credit line, amend the financial covenants that we must comply with beginning with the quarter ending June 30, 2008, amend certain other non-financial covenants, and extend to May 15, 2008 the date by which we are required to register the shares of our common stock previously issued to the selling shareholder. Pursuant to the amendment, we also redeemed the warrants to purchase 2,100,000 shares of our common stock previously issued to the selling shareholder in exchange for the issuance of an additional term note in the principal amount of $1,000,000.
Interest on the additional term note accrues at the rate of 8.5% per annum and is due at maturity on June 30, 2010. The additional note is otherwise subject to the terms and conditions of the loan agreement.

         In connection with the Loan Agreement, on June 27, 2007, we entered into a Registration Rights Agreement, pursuant to which we agreed to file a registration statement on Form S-3 to register the resale by Bluefin Capital of the shares of common stock issued pursuant to the Loan Agreement and the shares of common stock issuable upon exercise of the warrants. The registration statement on Form S-3 to register the aforementioned securities was filed with the Securities and Exchange Commission on August 10, 2007.

         In connection with the Amendment No. 2, we agreed to cause the additional 250,000 shares of common stock that were issued to be subject to an effective registration statement under the Securities Act of 1933, as amended, on or prior to April 15, 2008. We also agreed that the 250,000 shares that were issued in connection with the Amendment would be entitled to all other benefits of the Registration Rights Agreement, as if such shares were "Shares" under and as defined in the Registration Rights Agreement.

         Pursuant to the Registration Rights Agreement, we agreed to use our commercially reasonable best efforts to cause the registration statement to be declared effective under the Act as promptly as possible after the filing thereof, but in any event not later than 180 days after June 27, 2007. This deadline has been extended to May 15, 2008 by the amendment described above. We also agreed to keep the registration statement effective at least for a period ending with the first to occur of (i) the sale of all of the shares covered by the registration statement and (ii) the availability under Rule 144 for the holder to immediately and freely resell without restriction all of the shares covered by the registration statement. The Registration Rights Agreement (as amended by the terms of the Amendment) also provides that if (i) the registration statement is not timely filed, or is not declared effective under the Act by April 15, 2008, or (ii) in the event that certain other conditions are not satisfied, then we must pay the holder a fee of $1,000 multiplied by the number of calendar days during which the events referred to above are continuing, provided however that the aggregate of such fees payable shall not exceed $700,000.

         Bluefin Capital is the selling shareholder under this prospectus. Other than the transactions described above, there is not currently, nor has there been within the past three years, any material relationship between us or our affiliates and Bluefin Capital.

SELLING SHAREHOLDERS TABLE

         The following table sets forth: (1) the name of the selling shareholder for whom we are registering shares for resale under this registration statement;
(2) the number of shares of our common stock beneficially owned by the selling shareholder prior to this offering; (3) the number of shares of our common stock offered by the selling shareholder pursuant to this prospectus; and (4) the number of shares, and (if one percent or more) the percentage of the total of the outstanding shares, of our common stock to be beneficially owned by such selling shareholder after this offering, assuming that all of the shares of our common stock beneficially owned by such selling shareholder and offered pursuant to this prospectus are sold and that such selling shareholder acquires no additional shares of our common stock prior to the completion of this offering. Such data is based upon information provided by the selling shareholder.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options from the Company that are currently exercisable or exercisable within 60 days of April 11, 2008 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

         The information presented in this table is based on 20,291,433 shares of our common stock outstanding on April 11, 2008.

                                    NUMBER OF SHARES                           NUMBER OF SHARES
                                   BENEFICIALLY OWNED                         BENEFICIALLY OWNED
                                   PRIOR TO OFFERING                            AFTER OFFERING
                               -------------------------                  -------------------------
                                             PERCENTAGE       NUMBER OF                 PERCENTAGE
                                              OF SHARES     SHARES BEING                 OF SHARES
NAME OF SELLING SHAREHOLDER      NUMBER      OUTSTANDING      OFFERED       NUMBER      OUTSTANDING
----------------------------   -----------   -----------    -----------   -----------   -----------
Bluefin Capital, LLC (1) ...     1,750,000           8.6%     1,750,000             0          --

(1) Cecilio Rodriguez, as CFO of ComVest Capital Management, LLC, which is the managing member of Comvest Capital, LLC, which is the managing member of Bluefin Capital, LLC, exercises voting and dispositive power over the shares held by this selling shareholder. The address of Bluefin Capital, LLC is One North Clematis Street, Suite 300, West Palm Beach, Florida 33401.

                              PLAN OF DISTRIBUTION

         We are registering the shares of common stock on behalf of the selling shareholder. Sales of shares may be made by selling shareholder, including its donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the OTC Bulletin Board or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

         o a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

         o purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

         o ordinary brokerage transactions and transactions in which the broker solicits purchases;

         o        through options, swaps or derivatives;

         o        in privately negotiated transactions;

         o        in making short sales or in transactions to cover short sales;

         o        put or call option transactions relating to the shares; and

         o        any other method permitted under applicable law.

         The selling shareholder may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling shareholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares.

         The selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holder. The selling shareholder may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

         The selling shareholder and any broker-dealers that act in connection with the sale of shares may be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the

Securities Act. We have agreed to indemnify the selling shareholder and the selling shareholder has agreed to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

         The selling shareholder will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholder that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to its sales in the market.

         The selling shareholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conform to the requirements of Rule 144.

         Upon being notified by a selling shareholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

         o        the  name  of  each  such  selling   shareholder  and  of  the
                  participating broker-dealer(s);

         o        the number of shares involved;

         o        the initial price at which the shares were sold;

         o the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

         o that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

         o        other facts material to the transactions.

         In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

         We are paying all expenses and fees in connection with the registration of the shares. The selling shareholder will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

                           DESCRIPTION OF COMMON STOCK

         For a full description of our common shares, please see the documents identified in the section "Incorporation by Reference" in this prospectus. As of the date of this prospectus, we are authorized to issue 100,000,000 shares of common stock. As of April 11, 2008, we had 20,291,433 issued and outstanding shares of common stock, and had reserved an additional (1) 1,063,813 shares of common stock for issuance upon exercise of outstanding warrants, (2) 2,837,235 shares of common stock for issuance upon exercise of outstanding options, and
(3) 2,600,000 shares of common stock for issuance pursuant to future awards under our 2007 Stock Plan. Each share of common stock is entitled to one vote in the election of directors and other matters.

         No shareholders have pre-emptive purchase rights to purchase shares of common stock.

         Our transfer agent is American Stock Transfer & Trust Company.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

LEGAL MATTERS

         Stubbs Alderton & Markiles, LLP, Sherman Oaks, California, will pass upon for us the validity of the common stock offered by this prospectus.

EXPERTS

         The consolidated financial statements of Talon International, Inc. at December 31, 2007, and for each of the three years then ended, appearing in this registration statement have been audited by Singer Lewak Greenbaum & Goldstein, LLP, independent registered public accounting firm, as set forth in their report which is incorporated by reference elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

          LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION
               ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Our Bylaws provide that we shall indemnify our director and officers to the fullest extent not prohibited by the Delaware General Corporation Law, subject to limited exceptions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus, which constitutes part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement, portions of which are omitted as permitted by the rules and regulations of the SEC. Statements made in this prospectus regarding the contents of any contract or other document are summaries of the material terms of the contract or document. With respect to each contract or document filed as an exhibit to the registration statement, reference is made to the corresponding exhibit. For further information pertaining to us and the common stock offered by this prospectus, reference is made to the registration statement, including the exhibits and schedules thereto, copies of which may be inspected without charge at the public reference facilities of the SEC at 100 F Street, N.E., Room 1580 Washington, D.C. 20549. Copies of all or any portion of the registration statement may be obtained from the SEC at prescribed rates. Information on the public reference facilities may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information that is filed through the SEC's EDGAR System. The web site can be accessed at HTTP://WWW.SEC.GOV.

         We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and, in accordance with those requirements, will continue to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available for inspection and copying at the SEC's public reference rooms and the SEC's website referred to above.

                           INCORPORATION BY REFERRENCE

         The SEC allows us to "incorporate by reference" certain information we file with the SEC, which means that we can disclose important information to you by referring to those documents. We incorporate by reference the documents listed below. The information we incorporate by reference is an important part of this prospectus.

         The documents we incorporate by reference are:

         1. Our Annual Report on Form 10-K for the year ended December 31, 2007, filed April 15, 2008 (File No. 001-13664);

         2. Our Current Report on Form 8-K dated January 15, 2008, filed January 22, 2008 (File No. 001-13669);

         3. Our Current Report on Form 8-K dated February 4, 2008, filed February 6, 2008 (File No. 001-13669);

         4. Our Current Report on Form 8-K dated March 27, 2008, filed on March 28, 2008 (File No. 001-13669);

         5. Our Current Report on Form 8-K dated April 3, 2008, filed on April 8, 2008 (File No. 001-13669);

         6. Our Current Report on Form 8-K dated April 15, 2008, filed on April 16, 2008 (File No. 001-13669); and

         7. The description of our capital stock contained in our Registration Statement on Form 8-A filed December 4, 1997 (File No. 001-13669), including any amendment or report filed for the purpose of updating such description.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and at no cost to the requester, a copy of an or all of the reports or documents that have been incorporated by reference in the prospectus contained in this Registration Statement but delivered with the prospectus.

         You may request a copy of these filings, as well as a copy of the documents required to be delivered to employees pursuant to Rule 428(b), at no cost, by writing or calling us at Talon International, Inc., 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, (818) 444-4100,
Attention: Secretary. You may also obtain copies of these filings from our website, which may be accessed at HTTP://WWW.TALONZIPPERS.COM.

         You should rely only on the information contained in this prospectus or any supplement and in the documents incorporated by reference above. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement or in the documents incorporated by reference is accurate on any date other than the date on the front of those documents.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table itemizes the expenses incurred by the Registrant in connection with the offering. All the amounts shown are estimates except the Securities and Exchange Commission registration fee. The Registrant will bear all expenses of registration incurred in connection with this offering. The selling shareholder whose shares are being registered will bear all selling and other expenses.

                                                                         AMOUNT
                                                                         -------
Registration fee - Securities and Exchange Commission ............       $   101
Legal fees and expenses ..........................................       $15,000
Accounting fees and expenses .....................................       $40,000
Miscellaneous expenses ...........................................       $ 1,000
                                                                         -------
     Total .......................................................       $56,101

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Certificate of Incorporation and Bylaws provide for the indemnification by us of each of our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended. Section 145 of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         In addition, Section 145 provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Our Certificate of Incorporation provides that a director of our company shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(o)(7) of the Delaware General Corporation Law provides that a provision so limiting the personal liability of a director shall not eliminate or limit the liability of a director for, among other things: breach of the duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; unlawful payment of dividends; and transactions from which the director derived an improper personal benefit.

         We have entered into separate but identical indemnity agreements with certain of our directors and certain of our officers (the "Indemnitees"). Pursuant to the terms and conditions of the indemnity agreements, we agreed to indemnify each Indemnitee against any amounts which he or she becomes legally obligated to pay in connection with any claim against him or her based upon any action or inaction which he or she may commit, omit or suffer while acting in his or her capacity as a director and/or officer of our company or our subsidiaries, provided, however, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action, had no reasonable cause to believe Indemnitee's conduct was unlawful.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

NON-QUALIFIED OPTIONS

         During the first quarter of 2006, we granted non-qualified options to purchase shares of our commons stock to the following executive officers:

         o As of January 16, 2006, we granted Stephen P. Forte, our Chief Executive Officer at the time, an option to purchase 900,000 shares of common stock at an exercise price of $0.37 per share, which vests over a period of three years;

         o As of January 26, 2006, we granted Lonnie D. Schnell, our then newly appointed Chief Financial Officer, an option to purchase 400,000 shares of common stock at an exercise price of $0.59 per share, which vests over a period of four years; and

         o As of March 1, 2006, we granted Wouter van Biene, our then newly appointed Chief Operating Officer, an option to purchase 325,000 shares of common stock at an exercise price of $0.53 per share, which vests over a period of three years.

         Each of the foregoing option grants was issued as an inducement to employment pursuant to AMEX Company Guide Section 711(a), and were approved by our Board of Directors, including a majority of the independent directors. The issuances of these options were exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

CREDIT FACILITY WITH BLUEFIN CAPITAL, LLC

         In connection with the financing arrangements under the Loan Agreement with Bluefin Capital, LLC, on June 27, 2007, we issued to Bluefin Capital 1,500,000 shares of our common stock for an aggregate purchase price of $1,500 and warrants to purchase a total of 2,100,000 shares of our common stock. The warrants were immediately exercisable and had a term of 5 years. The warrants initially had exercise price of $0.95 per share respect to 700,000 shares, $1.05 per share with respect to 700,000 shares, and $1.14 per share with respect to 700,000 shares. The exercise prices were subject to adjustment for certain dilutive issuances pursuant to the terms of the warrants. The issuance and sale of these shares and warrants was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering. Pursuant to subsequent amendments entered into with Bluefin Capital, LLC, the exercise prices of these warrants were first modified and the warrants were subsequently redeemed as of March 31, 2008.

         On November 19, 2007, we entered into an Amendment No. 2 to Loan Agreement with Bluefin Capital, LLC, which amended the Loan Agreement. In connection with the Amendment, we issued to Bluefin Capital an additional 250,000 shares of common stock and agreed to reduce the exercise price of the warrants to purchase 2,100,000 shares of our common stock issued on June 27, 2007 in connection with the execution of the Loan Agreement to $0.75 per share. In addition, we agreed that if we complete a qualified equity financing, we would issue Bluefin Capital an additional 500,000 shares of common stock and further reduce the exercise price of the warrants to the price of warrants issued in the financing, if lower. The issuance and sale of the 250,000 shares was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      The following exhibits are filed herewith:

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------  -----------------------------------------------------------------------
3.1 Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

3.1.2 Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock. Incorporated by reference to Exhibit A to the Rights Agreement filed as Exhibit 4.1 to Current Report on Form 8-K filed as of November 4, 1998.

3.1.3 Certificate of Amendment of Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.4 to Annual Report on Form 10-KSB, filed March 28, 2000.

3.1.4 Certificate of Amendment of Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1.3 to Form 8-K filed on August 4, 2006.

3.1.5    Certificate  of  Ownership  and Merger.  Incorporated  by  reference to
         Exhibit 3.1 to Form 8-K filed on July 20, 2007.

3.2 Bylaws of Registrant. Incorporated by reference to Exhibit 3.2 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

4.1 Specimen Stock Certificate of Common Stock of Registrant. Incorporated by reference to Exhibit 4.1to Form SB-2 filed on October 21, 1997, and the amendments thereto.

4.2 Rights Agreement, dated as of November 4, 1998, between Registrant and American Stock Transfer and Trust Company as Rights Agent. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed as of November 4, 1998.

4.3 Form of Rights Certificate. Incorporated by reference to Exhibit B to the Rights Agreement filed as Exhibit 4.1 to Current Report on Form 8-K filed as of November 4, 1998.

4.4 Registration Rights Agreement, dated as of June 27, 2007, by the Registrant for the benefit of holders, as defined therein. Incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 filed August 10, 2007.

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------  -----------------------------------------------------------------------
5.1      Opinion of Stubbs Alderton & Markiles, LLP.

10.1 Form of Indemnification Agreement. Incorporated by reference to Exhibit 10.1to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.2 Promissory Note, dated September 30, 1996, provided by Tag-It, Inc. to Harold Dyne. Incorporated by reference to Exhibit 10.21 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.3 Promissory Note, dated June 30, 1991, provided by Tag-It, Inc. to Harold Dyne. Incorporated by reference to Exhibit 10.23 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.5 Promissory Note, dated February 29, 1996, provided by A.G.S. Stationary, Inc. to Monto Holdings Pty. Ltd. Incorporated by reference to Exhibit 10.25 of Form SB-2 filed on October 21, 1997, and the amendments thereto

10.6 Promissory Note, dated January 19, 1995, provided by Pacific Trim & Belt, Inc. to Monto Holdings Pty. Ltd. Incorporated by reference to
         Exhibit 10.26 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.7* Amended and Restated 1997 Stock Incentive Plan. Incorporated by reference to Exhibit 10.7 to Form 10-Q filed on November 13, 2006.

10.8* Form of Non-statutory Stock Option Agreement. Incorporated by reference to Exhibit 10.30 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.9 Promissory Note, dated August 31, 1997, provided by Harold Dyne to Pacific Trim & Belt, Inc. Incorporated by reference to Exhibit 10.32 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.10 Promissory Note, dated October 15, 1997, provided by Harold Dyne to Pacific Trim & Belt, Inc. Incorporated by reference to Exhibit 10.34 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.11 Promissory Note, dated October 15, 1997, provided by A.G.S. Stationary Inc. to Monto Holdings Pty. Ltd. Incorporated by reference to Exhibit
         10.48 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.12 Promissory Note, dated November 4, 1997, provided by Pacific Trim & Belt, Inc. to Monto Holdings Pty. Ltd. Incorporated by reference to
         Exhibit 10.49 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.13    Form  of  Investor   Rights   Agreements   dated   December  28,  2001.
         Incorporated by reference to Exhibit 99.4 to Form 8-K filed on January 23, 2002.

10.14+ Intellectual Property Rights Agreement, dated April 2, 2002, between the Company and Pro-Fit Holdings, Ltd. Incorporated by reference to
         Exhibit 10.69 to Form 10-K/A filed on October 1, 2003.

10.15 Common Stock Purchase Warrant dated December 18, 2003 between the Company and Sanders Morris Harris Inc. Incorporated by reference to
         Exhibit 99.4 to Form 8-K filed on December 22, 2003.

10.16 Form of Common Stock Purchase Warrant, dated as of November 9, 2004. Incorporated by reference to Exhibit 10.3 to Form S-3 filed on December 9, 2004.

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------  -----------------------------------------------------------------------
10.17 Common Stock Purchase Warrant dated as of November 9, 2004, issued by the Registrant in favor of Sanders Morris Harris Inc. Incorporated by reference to Exhibit 10.7 to Form S-3 filed on December 9, 2004.

10.18* Employment offer letter dated March 16, 2006 between the Registrant and Lonnie D. Schnell. Incorporated by reference to Exhibit 10.3 to Form 10-Q filed on May 22, 2006.

10.18.1* Amendment,  dated May 25, 2007, to employment  offer letter dated March
         16, 2006 between the Registrant and Lonnie D. Schnell. Incorporated by reference to Exhibit 10.31.2 to Form 10-Q filed on August 14, 2007.

10.19* Consulting Agreement dated January 1, 2007 between the Registrant and Jonathan Burstein. Incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 3, 2007.

10.19* Consulting Agreement effective April 1, 2007 between the Registrant and Colin Dyne. Incorporated by reference to Exhibit 10.34 to Form 10-Q filed on May 15, 2007.

10.20* 2007 Stock Plan. Incorporated by reference to Exhibit 10.20 to Form 10-K filed on April 15, 2008.

10.21 Revolving Credit and Tern Loan Agreement dated June 27, 2007, by and between Tag-It Pacific, Inc. and Bluefin Capital, LLC. Incorporated by reference to Exhibit 10.35 to Form 10-Q filed on August 14, 2007.

10.21.1 Amendment No. 1 to Loan Agreement dated July 30, 2007, by and between the Registrant and Bluefin Capital, LLC. Incorporated by reference to
         Exhibit 10.21.1 to Form 10-K filed on April 15, 2008.

10.21.2 Amendment No. 2 to Loan Agreement dated November 19, 2007, by and between the Registrant and Bluefin Capital, LLC. Incorporated by reference to Exhibit 10.35.2 to Form 8-K filed on November 26, 2007.

10.21.3 Amendment No. 3 to Loan Agreement dated as of March 31, 2008, by and between the Registrant and Bluefin Capital, LLC.

10.22 Guaranty Agreement, dated June 27, 2007, by Talon International, Inc., Tag-It, Inc., A.G.S. Stationary, Inc., Tag-It Pacific Limited, Tag-It Pacific (HK) Ltd., Tagit de Mexico, S.A. de C. V., Talon Zipper (Shenzhen) Company, Ltd., and Talon International, Pvt. Ltd. in favor of Bluefin Capital, LLC. Incorporated by reference to Exhibit 10.36 to Form 10-Q filed on August 14, 2007.

10.23 Collateral Agreement, dated June 27, 2007, by and among Tag-It Pacific, Inc., Talon International, Inc., Tag-It, Inc., A.G.S. Stationary, Inc., Tag-It Pacific Limited, Tag-It Pacific (HK) Ltd., Tagit de Mexico, S.A. de C. V., Talon Zipper (Shenzhen) Company, Ltd., and Talon International, Pvt. Ltd. in favor of Bluefin Capital, LLC. Incorporated by reference to Exhibit 10.37 to Form 10-Q filed on August 14, 2007.

10.24 Promissory Note, dated June 27, 2007, executed by Colin Dyne in favor of Tag-It Pacific, Inc. Incorporated by reference to Exhibit 10.40 to Form 10-Q filed on August 14, 2007.

21.1 Subsidiaries. Incorporated by reference to Exhibit 21.1 to Form 10-K filed on April 15, 2008.

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------  -----------------------------------------------------------------------
23.1     Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

23.2     Consent of Singer Lewak Greenbaum & Goldstein LLP.

24.1     Power of Attorney (Previously Filed).

+ Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for an order granting confidential treatment pursuant to Rule 406 of the General Rules and Regulations under the Securities Act of 1933, as amended.

*        Indicates a management contract or compensatory plan.

         (a)      Financial statements schedules.

          The financial statement schedules are incorporated by reference to the registrant's Annual Report on Form 10-K for the year ended December 31, 2007.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes as follows:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To  include  any   prospectus   required  by  Section
         10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement, shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. PROVIDED, HOWEVER, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

         (6) Insofar as indemnification by the registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Angeles, State of California, on April 22, 2008.


                           TALON INTERNATIONAL, INC.

                           By:  /S/ LONNIE D. SCHNELL
                              -------------------------------------------------
                           Lonnie D. Schnell
                           Chief Executive Officer and Chief Financial Officer (Principal Executive and Financial Officer)


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

          NAME                           TITLE                          DATE

            *
--------------------------- Chairman of the Board of Directors    April 22, 2008
Mark Dyne

/S/ LONNIE D. SCHNELL         Chief Executive Officer and         April 22, 2008
---------------------------    Chief Financial Officer
Lonnie D. Schnell            (Principle Executive Officer
                                 and Principal Financial
                                        Officer)

/S/ DAVID HUNTER                     Vice President               April 22, 2008
---------------------------       Corporate Controller
David Hunter                 (Principal Accounting Officer)

            *                          Director                   April 22, 2008
---------------------------
Colin Dyne

            *                          Director                   April 22, 2008
---------------------------
Brent Cohen

            *                          Director                   April 22, 2008
---------------------------
Raymond Musci

            *                          Director                   April 22, 2008
---------------------------
Joseph Miller

            *                          Director                   April 22, 2008
---------------------------
William Sweedler


By: /S/ LONNIE SCHNELL
    ----------------------------------------
     Lonnie Schnell, as attorney-in-fact

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------  -----------------------------------------------------------------------
3.1 Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

3.1.2 Certificate of Designation of Rights, Preferences and Privileges of Series A Preferred Stock. Incorporated by reference to Exhibit A to the Rights Agreement filed as Exhibit 4.1 to Current Report on Form 8-K filed as of November 4, 1998.

3.1.3 Certificate of Amendment of Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.4 to Annual Report on Form 10-KSB, filed March 28, 2000.

3.1.4 Certificate of Amendment of Certificate of Incorporation of Registrant. Incorporated by reference to Exhibit 3.1.3 to Form 8-K filed on August 4, 2006.

3.1.5    Certificate  of  Ownership  and Merger.  Incorporated  by  reference to
         Exhibit 3.1 to Form 8-K filed on July 20, 2007.

3.2 Bylaws of Registrant. Incorporated by reference to Exhibit 3.2 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

4.1 Specimen Stock Certificate of Common Stock of Registrant. Incorporated by reference to Exhibit 4.1 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

4.2 Rights Agreement, dated as of November 4, 1998, between Registrant and American Stock Transfer and Trust Company as Rights Agent. Incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed as of November 4, 1998.

4.3 Form of Rights Certificate. Incorporated by reference to Exhibit B to the Rights Agreement filed as Exhibit 4.1 to Current Report on Form 8-K filed as of November 4, 1998.

4.4 Registration Rights Agreement, dated as of June 27, 2007, by the Registrant for the benefit of holders, as defined therein. Incorporated by reference to Exhibit 4.10 to the Registration Statement on Form S-3 filed August 10, 2007.

5.1      Opinion of Stubbs Alderton & Markiles, LLP

10.1 Form of Indemnification Agreement. Incorporated by reference to Exhibit 10.1to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.2 Promissory Note, dated September 30, 1996, provided by Tag-It, Inc. to Harold Dyne. Incorporated by reference to Exhibit 10.21 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.3 Promissory Note, dated June 30, 1991, provided by Tag-It, Inc. to Harold Dyne. Incorporated by reference to Exhibit 10.23 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.5 Promissory Note, dated February 29, 1996, provided by A.G.S. Stationary, Inc. to Monto Holdings Pty. Ltd. Incorporated by reference to Exhibit 10.25 of Form SB-2 filed on October 21, 1997, and the amendments thereto

10.6 Promissory Note, dated January 19, 1995, provided by Pacific Trim & Belt, Inc. to Monto Holdings Pty. Ltd. Incorporated by reference to
         Exhibit 10.26 to Form SB-2 filed on October 21, 1997, and the amendments thereto.


                                      EX-1

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------  -----------------------------------------------------------------------
10.7* Amended and Restated 1997 Stock Incentive Plan. Incorporated by reference to Exhibit 10.7 to Form 10-Q filed on November 13, 2006.

10.8* Form of Non-statutory Stock Option Agreement. Incorporated by reference to Exhibit 10.30 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.9 Promissory Note, dated August 31, 1997, provided by Harold Dyne to Pacific Trim & Belt, Inc. Incorporated by reference to Exhibit 10.32 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.10 Promissory Note, dated October 15, 1997, provided by Harold Dyne to Pacific Trim & Belt, Inc. Incorporated by reference to Exhibit 10.34 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.11 Promissory Note, dated October 15, 1997, provided by A.G.S. Stationary Inc. to Monto Holdings Pty. Ltd. Incorporated by reference to Exhibit
         10.48 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.12 Promissory Note, dated November 4, 1997, provided by Pacific Trim & Belt, Inc. to Monto Holdings Pty. Ltd. Incorporated by reference to
         Exhibit 10.49 to Form SB-2 filed on October 21, 1997, and the amendments thereto.

10.13    Form  of  Investor   Rights   Agreements   dated   December  28,  2001.
         Incorporated by reference to Exhibit 99.4 to Form 8-K filed on January 23, 2002.

10.14+ Intellectual Property Rights Agreement, dated April 2, 2002, between the Company and Pro-Fit Holdings, Ltd. Incorporated by reference to
         Exhibit 10.69 to Form 10-K/A filed on October 1, 2003.

10.15 Common Stock Purchase Warrant dated December 18, 2003 between the Company and Sanders Morris Harris Inc. Incorporated by reference to
         Exhibit 99.4 to Form 8-K filed on December 22, 2003.

10.16 Form of Common Stock Purchase Warrant, dated as of November 9, 2004. Incorporated by reference to Exhibit 10.3 to Form S-3 filed on December 9, 2004.

10.17 Common Stock Purchase Warrant dated as of November 9, 2004, issued by the Registrant in favor of Sanders Morris Harris Inc. Incorporated by reference to Exhibit 10.7 to Form S-3 filed on December 9, 2004.

10.18* Employment offer letter dated March 16, 2006 between the Registrant and Lonnie D. Schnell. Incorporated by reference to Exhibit 10.3 to Form 10-Q filed on May 22, 2006.

10.18.1* Amendment,  dated May 25, 2007, to employment  offer letter dated March
         16, 2006 between the Registrant and Lonnie D. Schnell. Incorporated by reference to Exhibit 10.31.2 to Form 10-Q filed on August 14, 2007.

10.19* Consulting Agreement dated January 1, 2007 between the Registrant and Jonathan Burstein. Incorporated by reference to Exhibit 10.1 to Form 8-K filed on January 3, 2007.

10.19* Consulting Agreement effective April 1, 2007 between the Registrant and Colin Dyne. Incorporated by reference to Exhibit 10.34 to Form 10-Q filed on May 15, 2007.


                                      EX-2

EXHIBIT
NUMBER                       EXHIBIT DESCRIPTION
-------  -----------------------------------------------------------------------
10.20* 2007 Stock Plan. Incorporated by reference to Exhibit 10.20 to Form 10-K filed on April 15, 2008.

10.21 Revolving Credit and Tern Loan Agreement dated June 27, 2007, by and between Tag-It Pacific, Inc. and Bluefin Capital, LLC. Incorporated by reference to Exhibit 10.35 to Form 10-Q filed on August 14, 2007.

10.21.1 Amendment No. 1 to Loan Agreement dated July 30, 2007, by and between the Registrant and Bluefin Capital, LLC. Incorporated by reference to
         Exhibit 10.21.1 to Form 10-K filed on April 15, 2008.

10.21.2 Amendment No. 2 to Loan Agreement dated November 19, 2007, by and between the Registrant and Bluefin Capital, LLC. Incorporated by reference to Exhibit 10.35.2 to Form 8-K filed on November 26, 2007.

10.21.3 Amendment No. 3 to Loan Agreement dated as of March 31, 2008, by and between the Registrant and Bluefin Capital, LLC.

10.22 Guaranty Agreement, dated June 27, 2007, by Talon International, Inc., Tag-It, Inc., A.G.S. Stationary, Inc., Tag-It Pacific Limited, Tag-It Pacific (HK) Ltd., Tagit de Mexico, S.A. de C. V., Talon Zipper (Shenzhen) Company, Ltd., and Talon International, Pvt. Ltd. in favor of Bluefin Capital, LLC. Incorporated by reference to Exhibit 10.36 to Form 10-Q filed on August 14, 2007.

10.23 Collateral Agreement, dated June 27, 2007, by and among Tag-It Pacific, Inc., Talon International, Inc., Tag-It, Inc., A.G.S. Stationary, Inc., Tag-It Pacific Limited, Tag-It Pacific (HK) Ltd., Tagit de Mexico, S.A. de C. V., Talon Zipper (Shenzhen) Company, Ltd., and Talon International, Pvt. Ltd. in favor of Bluefin Capital, LLC. Incorporated by reference to Exhibit 10.37 to Form 10-Q filed on August 14, 2007.

10.24 Promissory Note, dated June 27, 2007, executed by Colin Dyne in favor of Tag-It Pacific, Inc. Incorporated by reference to Exhibit 10.40 to Form 10-Q filed on August 14, 2007.

21.1 Subsidiaries. Incorporated by reference to Exhibit 21.1 to Form 10-K filed on April 15, 2008.

23.1     Consent of Stubbs Alderton & Markiles, LLP (included in Exhibit 5.1).

23.2     Consent of Singer Lewak Greenbaum & Goldstein LLP.

24.1     Power of Attorney (Previously Filed).

+ Certain portions of this agreement have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for an order granting confidential treatment pursuant to Rule 406 of the General Rules and Regulations under the Securities Act of 1933, as amended.

*        Indicates a management contract or compensatory plan.


                                      EX-3